Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Gray Television, Inc. of our reports dated March 6, 2012, relating to our audits of the consolidated financial statements, the financial statement schedule and internal control over financial reporting, which appears in the Annual Report on Form 10-K of Gray Television, Inc. for the year ended December 31, 2011.

/s/ McGladrey LLP

West Palm Beach, Florida

December 7, 2012